Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Reynolds Consumer Products Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)

	Debt	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r) (3)

	Other	Depositary Shares	Rule 456(b) and Rule 457(r)

	Other	Warrants	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)

	Other	Units	Rule 456(b) and Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts				N/A			N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A
(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Reynolds Consumer Products Inc. (“RCP”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. RCP will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.

(3)

Guarantees of RCP may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.